EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On March 23, 2018 the Company acquired an approximately 46% stake in Vicon Industries, Inc. (“Vicon”) based in Hauppauge New York. Vicon a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad group of end users worldwide. Vicon’s product line consists of various elements of a video system, including DVR’s, NVR’s, video encoders, decoders, servers and related video management software, data storage units, analog, digital and HD megapixel fixed and robotic cameras, virtual and analog matrix video switchers and controls, and system peripherals.

The unaudited pro forma financial information, prepared by Cemtrex, Inc., presents the historical consolidated balance sheet and statement of operations of the Company adjusted to reflect the Company’s acquisition of approximately 46% of the issued and outstanding shares of Vicon in exchange for 1,012,625 share of the Company’s common stock

The unaudited proforma consolidated balance sheet gives effect to the investment as if it had occurred on December 31, 2017. The unaudited pro forma statements of operations for the three months ended December 31, 2017 and for the year ended September 31, 2017 gives effect to the investment as if it had occurred as of the beginning of the initial period presented.

The pro forma combined financial information is unaudited, and is not necessarily indicative of the consolidated results that actually would have occurred if the investment had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods.

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PRO-FORMA CONSOLIDATED BALANCE SHEET

December 31, 2017

	Cemtrex Inc.	Equity investment in Vicon (Note 1)		Combined Proforma
ASSETS
Current Assets
Cash & equivalents	$12,416,993			$12,416,993
Restricted cash	1,582,345			1,582,345
Accounts receivable, net	17,840,344			17,840,344
Inventory -net of allowance for inventory obsolescence	12,850,015			12,850,015
Prepaid expenses & other current assets	2,503,311			2,503,311
Total Current Assets	47,193,008	-		47,193,008

Property & equipment, net	22,384,454			22,384,454
Goodwill	3,322,818			3,322,818
Investment in Vicon	-	2,913,930	(1a)	2,913,930
Other	400,875			400,875
Total Assets	$73,301,155	$2,913,930		$76,215,085

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accounts payable	$7,604,475			$7,604,475
Credit card payable	132,437			132,437
Sales tax payable	723,894			723,894
Revolving line of credit	3,992,282			3,992,282
Accrued expenses	3,045,079			3,045,079
Deferred revenue	484,005			484,005
Accrued income taxes	1,496,379			1,496,379
Current portion of long-term liabilities	2,090,821			2,090,821
Total Current Liabilities	19,569,372	-		19,569,372

Long term- Liabilities
Loans payable to bank	4,917,939			4,917,939
Notes payable	2,396,223			2,396,223
Mortgage payable	3,842,136			3,842,136
Total long-term liabilities	11,156,298			11,156,298
Deferred tax liabilities	1,891,000			1,891,000
Total Liabilities	32,616,670	-		32,616,670

Commitments & Contingencies

Stockholders’ Equity
Preferred stock , $0.001 par value, 10,000,000 shares authorized, Series A, 1,000,000 shares authorized, issued and outstanding at December 31, 2017	1,000			1,000
Series 1, 3,000,000 shares authorized, 1,822,660 shares issued and outstanding as of December 31, 2017	1,823			1,823
Common stock, $0.001 par value, 20,000,000 shares authorized, 10,553,522 shares issued and outstanding at December 31, 2017	10,553	1,013	(1b)	11,566
Additional paid-in capital	25,023,320	2,912,917	(1b)	27,936,237
Retained earnings	15,150,236			15,150,236
Accumulated other comprehensive income	497,553			497,553
Total Stockholders’ Equity	40,684,485	2,913,930		43,598,415

Total Liabilities & Stockholders’ Equity	$73,301,155	$2,913,930		$76,215,085

See Accompanying Notes to Proforma Combined Financial Statements.

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PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

	Cemtrex Inc.	Equity investment in Vicon (Note 2)		Proforma consolidated
Revenues
Total revenues	$32,381,900			$32,381,900

Cost of revenues
Total cost of revenues	21,857,408			21,857,408
Gross profit	10,524,492			10,524,492

Operating expenses
Selling, general and administrative	9,507,584			9,507,584
Research and development	149,217			149,217
Equity loss form Vicon	-	(604,363	)(2a)	(604,363)
Total operating expenses	9,656,801	(604,363)		10,261,164
Operating income/(loss)	867,691	(604,363)		263,328

Other income (expenses)
Other Income (expense)	291,767			291,767
Interest Expense	(368,461)			(368,461)
Total other income/(expense),	(76,694)			(76,694)

Income/(loss) before income taxes	790,997	(604,363)		186,634
Income tax expense/(benefit), net	59,006			59,006
Net income available to common shareholders	$731,991	$(604,363)		$127,628

Income/(loss) per common share
- basic	$0.07			$0.01
-diluted	$0.07			$0.01

Weighted average common shares outstanding
- basic	10,486,770	1,012,625	(2b)	11,499,395
-diluted	10,644,723	1,012,625	(2b)	11,657,348

See Accompanying Notes to Proforma Combined Financial Statements.

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PRO-FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2017

	Cemtrex Inc.	Equity investment in Vicon (Note 3)		Proforma consolidated
Revenues
Total revenues	$120,628,200			$120,628,200

Cost of revenues
Total cost of revenues	80,714,648			80,714,648
Gross profit	39,913,552			39,913,552

Operating expenses
Selling, general and administrative	34,797,874			34,797,874
Research and development	-			-
Equity loss form Vicon	-	(3,225,327	)(3a)	(3,225,327)
Total operating expenses	34,797,874	(3,225,327)		38,023,201
Operating income/(loss)	5,115,678	(3,225,327)		1,890,351

Other income (expenses)
Other Income (expense)	313,837			313,837
Interest Expense	(923,952)			(923,952)
Total other income/(expense),	(610,115)			(610,115)

Income/(loss) before income taxes	4,505,563	(3,225,327)		1,280,236
Income tax expense/(benefit), net	917			917
Net income/(loss)	$4,504,646	$(3,225,327)		$1,279,319

Preferred dividends paid	$1,200,871
Net income available to common shareholders	$3,303,775	$(3,225,327)		$1,279,319

Income/(loss) per common share
- basic	$0.45			$0.12
-diluted	$0.44			$0.11

Weighted average common shares outstanding
- basic	10,013,378	1,012,625	(3b)	11,026,003
-diluted	10,175,736	1,012,625	(3b)	11,188,361

See Accompanying Notes to Proforma Combined Financial Statements.

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NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS (unaudited)

Note 1. Equity Investment in Vicon Industries, Inc. – Balance Sheet Adjustments

The investment in Vicon will be accounted for using the equity method of accounting. The Company acquired its 46% investment in Vicon through the issuance of 1,012,625 shares of its common stock with a value of $2,913,930 based on the five-day weighted average price of the Company’s common stock of the five business days immediately preceding the closing date.

(a)	Reflects the Company’s equity method investment in Vicon which was determined based on the preliminary allocation of the purchase price of $2,913,930 to the equity method investment.
(b)	Reflects the increase in common stock and additional paid-in capital resulting in the issuance of 1,012,625 new shares.

Note 2. Equity Investment in Vicon Industries, Inc. – Statement of Operations for the Three Months ended December 31, 2017, Adjustments

(a)	Reflects 46% of Vicon’s net loss of $1,313,833 for the three months ended December 31, 2017.
(b)	Reflects the issuance of 1,012,625 new shares of common stock.

Note 3. Equity Investment in Vicon Industries, Inc. – Statement of Operations for the year ended September 30, 2017, Adjustments

(a)	Reflects 46% of Vicon’s net loss of $7,011,580 for the year ended September 30, 2017.
(b)	Reflects the issuance of 1,012,625 new shares of common stock.

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